UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CFBK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2020, Central Federal Corporation (the “Company”) filed with the Delaware Secretary of State a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Amendment”), to create a class of non-voting common stock, par value $0.01 per share, of the Company (the “Non-Voting Common Stock”) and to authorize 1,260,700 shares of Non-Voting Common Stock. As previously disclosed in the Company’s Current Report on Form 8-K filed on May 28, 2020, the Certificate of Amendment was approved by the stockholders of the Company at the annual meeting of stockholders held on May 27, 2020.

Effective as of the close of business on May 28, 2020, all 1,260,700 authorized shares of Non-Voting Common Stock were issued upon conversion of the 12,607 outstanding shares of the Company’s non-voting convertible perpetual preferred stock, series C, par value $0.01 per share (the “Series C Preferred Stock”). Pursuant to the terms of the Series C Preferred Stock, each outstanding share of Series C Preferred Stock converted automatically into 100 shares of Non-Voting Common Stock at such time.

The preferences, limitations, powers and relative rights of the Non-Voting Common Stock are set forth in the Certificate of Amendment, a summary of which follows:

Dividends: The Non-Voting Common Stock will rank pari passu with the voting common stock, par value $0.01 per share, of the Company (the “Common Stock”) with respect to the payment of Dividends (as defined in the Certificate of Amendment). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Company’s Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided,  however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. In the event that the Company’s Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

Voting Rights:  The holders of Non-Voting Common Stock will not have any voting rights, except (i) as may otherwise from time to time be required by law and (ii) that the approval of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock will be required for the Company to take any of the following actions (including by means of merger, consolidation or otherwise): (a) altering or changing the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely; (b) increasing or decreasing the authorized number of shares of Non-Voting Common Stock; or (c) entering into any agreement, merger or business consolidation, or engaging  in any other transaction, or taking any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock.

Conversion:  Each share of Non-Voting Common Stock will be convertible into one share of Common Stock, subject to adjustment as provided in the Certificate of Amendment, as follows:

(i)Each share of Non-Voting Common Stock may be converted by the holder thereof into one share of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates (as defined in the Certificate of Amendment) of the holder, will not own or control in the aggregate more than 9.9% of the Common Stock (or of any class of the Company’s Voting Securities (as defined in the Certificate of Amendment)), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of the Company’s Voting Securities (which, for the avoidance of doubt, does not include Non-Voting Common Stock); or

(ii)Each share of Non-Voting Common Stock will automatically convert into one share of Common Stock, without any further action on the part of any holder, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permissible Transfer (as defined in the Certificate of Amendment).

Redemption: The Non-Voting Common Stock will not be redeemable by the Company or the holder.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein..

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

3.1Certificate of Amendment to Certificate of Incorporation of Central Federal Corporation filed with the Delaware Secretary of State on May 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: June 2, 2020	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer